Filed Pursuant to Rule 424(b)(3)
Registration No. 333-194280

PROSPECTUS SUPPLEMENT NO. 4 FEBRUARY 10, 2016
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II
SUPPLEMENT NO. 4 DATED FEBRUARY 10, 2016
TO THE PROSPECTUS DATED NOVEMBER 2, 2015
This document supplements, and should be read in conjunction with, the prospectus of Griffin Capital Essential Asset REIT II, Inc. dated November 2, 2015, Supplement No. 1 dated November 9, 2015, Supplement No. 2 dated November 13, 2015, and Supplement No. 3 dated December 17, 2015. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
This supplement includes the following information:

•	status of our offering;

•	acquisition of a property in Durham, North Carolina;

•	update regarding certain fees paid to our advisor;

•	update regarding our dealer manager;

•	revision to the "Investment by Tax-Exempt Entities and ERISA Considerations" section of our prospectus;

•	revision to the "Plan of Distribution" section of our prospectus;

•	revision to "Prospectus Summary" to include additional information regarding shares of our Class T common stock; and

•	inclusion of a multi-product subscription agreement.
Status of Our Offering
We commenced the initial public offering of $2.2 billion (including $200 million pursuant to our distribution reinvestment plan) in shares of our common stock on July 31, 2014. On September 23, 2014, we reached the minimum offering amount of $2.0 million in sales of Class A common stock as a result of a $2.0 million investment by an affiliate of our sponsor, and commenced operations. On October 9, 2015, we announced that we would cease offering shares of our Class A common stock in our primary offering, effective October 30, 2015, and effective November 2, 2015, we reallocated all shares being offered, such that we are currently offering up to approximately $1.8 billion in shares of Class T common stock in our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan, and among classes of stock, if we elect to offer additional classes in the future.
As of February 1, 2016, we had received gross offering proceeds of approximately $311 million from the sale of 31,232,880 Class A shares and Class T shares in connection with our offering, including proceeds raised and shares issued under our distribution reinvestment plan. As of February 1, 2016, approximately $1.9 billion in shares of common stock remained available for sale to the public under our initial public offering, including shares available under our distribution reinvestment plan.
Property Acquisition
The following is hereby added to the end of the "Real Estate Investments - Our Properties" section of our prospectus:
Toshiba TEC Property
On January 21, 2016, we acquired a four-story, Class 'A' office property consisting of approximately 200,850 square feet located in Durham, North Carolina (the "Toshiba TEC property"). The Toshiba TEC property is leased in its entirety to the Toshiba TEC Corporation ("Toshiba TEC"), which in turn subleased its interest to Toshiba Global Commerce Solutions, Inc. ("TGCS"). The purchase price for the Toshiba TEC property was approximately $35.8 million, plus closing costs. In addition, we received an approximately $0.6 million credit from the seller to cover a rent abatement period from the closing date through April 30, 2016. The purchase price plus closing costs and certain acquisition expenses to third parties (reduced by certain adjustments, credits, and previous deposits) were funded with a draw of $17.9 million pursuant to our revolving credit facility with a syndicate of lenders under which KeyBank, N.A. serves as administrative agent and JPMorgan Chase Bank, N.A. serves as syndication agent. In accordance with the terms of our advisory agreement, as amended (the "Advisory Agreement"), our advisor earned approximately $0.7 million in acquisition fees in connection with the acquisition of the Toshiba TEC property. As of the closing date, we incurred acquisition expenses of approximately $0.3 million in connection with the acquisition of the Toshiba TEC property, approximately $0.2 million of which will be reimbursed or paid to our advisor and approximately $0.1 million of which were paid to unaffiliated third parties. The acquisition fees and acquisition expenses to be paid to our advisor were deferred and will be paid at a future date. Pursuant to the terms of the Advisory Agreement, no Contingent Advisor Payment was paid, as we have not reached the full Contingent Advisor Payment Holdback (as such terms are defined in the Advisory Agreement).
The Toshiba TEC property serves as the corporate headquarters for TGCS. TGCS, a subsidiary of Toshiba TEC, is a provider of integrated in-store solutions for retailers globally. Toshiba Corporation ("Toshiba") owns 50% of Toshiba TEC. Toshiba TEC is a global leader in the retail solutions, printing solutions, original designing manufacturer (ODM) solutions, and inkjet printing business in Japan and internationally. Toshiba TEC (Tokyo Stock Exchange: 6588) maintains an investment grade credit rating of IG-10 from Bloomberg ('BBB-' S&P equivalent rating) and Toshiba (Tokyo Stock Exchange: 6502) maintains a credit rating of 'BB+' from S&P and is ranked #157 on the 2015 Fortune Global 500 List.
The Toshiba TEC property is located within the Raleigh/Durham/Chapel Hill region and is immediately adjacent to the Research Triangle Park, the largest dedicated scientific research park in the United States. The Toshiba TEC property was originally constructed in 1999 as a build-to-suit for IBM Corporation ("IBM"), which sold its Retail Store Solutions business to Toshiba TEC. Toshiba TEC immediately subleased the Toshiba TEC property to TGCS, which relocated its operations housed within IBM's campus to the property. As the headquarters for TGCS, the Toshiba TEC property houses the executive team and is a critical facility for the growth of Toshiba TEC's global retail technology business. The Toshiba TEC property features a number of employee amenities and contains a raised-floor lab space, which is essential to TGCS's research, development, and testing of product software. We believe the Toshiba TEC property is a business essential facility to Toshiba TEC's and TGCS's overall operations due to its significant locational benefits immediately adjacent to the Research Triangle Park, the capital invested to create a mission-critical, showcase facility for TGCS, and Toshiba TEC's long-term commitment to the Raleigh-Durham market evidenced by its 154-month lease term.
The Toshiba TEC lease, as amended, is an absolute-net lease with a remaining term of 12.3 years upon our acquisition, expiring in April 2028. Toshiba TEC subleased the property to TGCS and the current annual base rent is approximately $2.2 million commencing on May 1, 2016, with 2.8% average annual increases for the remaining duration of the lease. The Toshiba TEC lease also includes two five-year fixed rate base rent renewal options, no termination option, and a right of first refusal on any sale of the property, subject to certain conditions. The going-in capitalization rate for the Toshiba TEC property is approximately 6.11%.
Management of the Toshiba TEC Property
Toshiba TEC will be responsible for managing the Toshiba TEC property. Our property manager will be paid an oversight fee in an amount of 1.0% of the gross monthly revenues collected from the Toshiba TEC property.
Update Regarding Certain Fees to be Paid to our Advisor
The description of the acquisition fee contained in the "Prospectus Summary - Compensation to Our Advisor and its Affiliates" section on page 15 of our prospectus and the "Management Compensation" section on page 102 of our prospectus is hereby removed and replaced with the following:
Beginning on November 2, 2015, our advisor will be entitled to fees of up to 3.85% of the contract purchase price of each property or other real estate investments we acquire. The 3.85% of fees consists of the previous 2.0% base acquisition fee and up to an additional 1.85% contingent advisor payment (the "Contingent Advisor Payment"); provided, however, that the first $5.0 million of amounts paid by the Advisor for dealer manager fees and organizational and offering expenses (the "Contingent Advisor Payment Holdback") will be retained by us until the later of (a) the termination of this offering, including any follow-on offerings, or (b) July 31, 2017, at which time such amount shall be paid to the advisor.  In connection with a follow-on offering, the Contingent Advisor Payment Holdback may increase, based upon the maximum offering amount in such follow-on offering and the amount sold in prior offerings. The amount of the Contingent Advisor Payment paid upon the closing of an acquisition will be reviewed on an acquisition by acquisition basis and such payment shall not exceed the then outstanding amounts paid by the advisor for dealer manager fees and organizational and offering expenses at the time of such closing after taking into account the amount of the Contingent Advisor Payment Holdback described above. For these purposes, the amounts paid by the advisor and considered as "outstanding" will be reduced by the amount of the Contingent Advisor Payment previously paid. Our advisor may waive or defer all or a portion of the acquisition fee or the Contingent Advisor Payment at any time and from time to time, in our advisor's sole discretion.
Update Regarding our Dealer Manager
Through a series of transactions in connection with our sponsor's recent corporate reorganization, effective December 30, 2015, our dealer manager is now known as Griffin Capital Securities, LLC, and is a Delaware limited liability company. Our dealer manager is owned by a wholly-owned subsidiary of our sponsor. All references to our dealer manager contained in our prospectus are hereby updated accordingly.
Revision to "Investment by Tax-Exempt Entities and ERISA Considerations"
The third paragraph in the "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement" section of our prospectus is hereby removed and replaced with the following:
We expect to provide the first estimated valuation no more than 45 days following the earlier of (i) the date we commence a follow-on public offering, if any, or (ii) the earlier of (a) the end of the calendar quarter in which our initial offering terminates, or (b) September 30, 2016. Following our first determination of our estimated per share value based upon a valuation, we will publish an updated estimated per share value on at least an annual basis thereafter and will provide this information to stockholders in our annual report, but this estimated value is subject to significant limitations. There are currently no SEC, federal, and state rules that establish requirements specifying the methodology to employ in determining an estimated value per share; provided, however, that the determination of the estimated value per share must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert or service and must be derived from a methodology that conforms to standard industry practice. We expect that our board of directors, with the assistance of a third party valuation expert that the board chooses for that purpose, will establish an estimated value per share of our common stock based on an appraisal of our assets and operations and other factors deemed relevant. The estimated value per share will be based upon the fair value of our assets less liabilities under market conditions existing at the time of the valuation. We will obtain independent third-party appraisals for real estate and real estate related investments and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight process including approval of engagement of one or more third-party valuation experts to assist in the valuation of assets, liabilities, and unconsolidated investments, as applicable. The appraiser will be a member of the Appraisal institute with an MAI designation. The estimated value per share should not necessarily be viewed as an accurate reflection of net proceeds that would result from an immediate sale of our assets.
Revision to "Plan of Distribution"
The following is hereby added as a new subsection at the end of the "Plan of Distribution" section of our prospectus:

Ameriprise Selected Dealer Agreement
On December 22, 2015, we entered into an amended and restated amendment to our selected dealer agreement dated May 5, 2015, among Ameriprise Financial Services, Inc. ("Ameriprise"), our dealer manager, our advisor, and our sponsor (the "Ameriprise Amendment"), pursuant to which Ameriprise will act as a participating dealer and will offer and sell, on a best efforts basis, shares of our Class T common stock pursuant to our offering.
Pursuant to the terms of the Ameriprise Amendment, Ameriprise generally will be (i) paid a selling commission of up to 3.0% of the price of each share (except shares sold pursuant to the DRP) sold by Ameriprise; provided, however, that such selling commission shall be reduced with respect to sales to certain categories of purchasers, as described in the Ameriprise Amendment and elsewhere in this prospectus, (ii) re-allowed by our dealer manager an annual stockholder servicing fee of 1.0% of the purchase price per Class T share (or, once reported, the amount of our estimated NAV), provided, however, that the amount of the stockholder servicing fee to be re-allowed to Ameriprise will not exceed a total of 4.0% of the purchase price per Class T share (or, once reported, the amount of our estimated NAV) (iii) re-allowed by our dealer manager a marketing support fee of up to 1.5% of the gross proceeds from each share (except shares sold pursuant to the DRP) sold by Ameriprise subject to limitations on underwriting compensation prescribed by FINRA, (iv) reimbursed for its bona fide, separately invoiced due diligence investigation expenses consistent with the language contained elsewhere in this prospectus for our offering and applicable FINRA regulations and rules, and (v) subject to applicable FINRA limitations, paid for its mutually agreed upon technology costs associated with our offering, related costs and expenses, and other costs and expenses related to the facilitation of the marketing of the shares and the ownership of such shares by Ameriprise's customers, including fees to attend conferences sponsored by us.
Pursuant to the terms of the Ameriprise Amendment, we are required to adopt and disclose a valuation policy consistent with FINRA requirements, and disclose an estimated net asset value per share based upon a valuation determined by an independent valuation firm no more than 45 days following the earlier of (i) the date we commence a follow-on public offering, if any, or (ii) the earlier of (a) the end of the calendar quarter in which our initial offering terminates, or (b) September 30, 2016.
Revision to "Prospectus Summary"
The following is hereby added as a new subsection within the "Prospectus Summary - Description of Shares" section beginning on page 19 of our prospectus:
Additional Information Regarding Shares of our Class T Common Stock
We commenced offering shares of our Class T common stock on November 2, 2015. As a result of recent regulatory developments, beginning in May 2016, the customer account statement for Class T stockholders will show up as $9.60 per share until we declare a net asset value per share. If not for the amounts paid by our advisor for dealer manager fees and organizational and offering expenses ("Advisor Up Front Funding"), the customer account statement for Class T shares would show up as $9.30 per share during this same period. Because we will include leverage in the calculation of the Contingent Advisor Payment, a higher use of leverage may allow our advisor to recoup the Advisor Up Front Funding more quickly than if we used less leverage. If our advisor recoups the full amount of the Advisor Up Front Funding, our net asset value may be negatively impacted by the payment of the Contingent Advisor Payment. Until the date that we declare a net asset value per share, any such potential negative impact will not be reflected on customer account statements, and will not be reflected in our calculation of modified funds from operations, or MFFO. While other factors (such as the deployment of the Advisor Up Front Funding in the acquisition of one or more revenue-generating properties) may outweigh such potential negative impact, the net effect of the Advisor Up Front Funding relative to the returns generated to our stockholders from the deployment of the Advisor Up Front Funding may not be known until we declare a net asset value per share. Please see the description of the acquisition fee contained in the "Management Compensation" section and "Estimated Use of Proceeds" section of this prospectus for additional detail regarding Class T shares.

Subscription Agreement

Attached hereto as Appendix A is a multi-product subscription agreement for investors who wish to invest in our offering and in the offering of Griffin-Benefit Street Partners BDC Corp., a non-diversified, closed-end management investment company sponsored by our sponsor. The multi-product subscription agreement is for use only through participating dealers that have signed a participating dealer agreement with our dealer manager for each respective company's offering, and are subject to certain other restrictions outlined further in the document itself.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

SUBSCRIPTION AGREEMENT
INSTRUCTIONS TO INVESTORS

THIS MULTI-PRODUCT SUBSCRIPTION AGREEMENT IS NOT FOR USE IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin Capital Essential Asset REIT II, Inc. and/or Griffin-Benefit Street Partners BDC Corp. (each a "Company" and collectively, the "Companies") should carefully read and review the applicable Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

YOU SHOULD EXAMINE THE SUITABILITY OF THIS TYPE OF INVESTMENT IN THE CONTEXT OF YOUR OWN NEEDS, INVESTMENT OBJECTIVES AND FINANCIAL CAPABILITIES AND SHOULD MAKE YOUR OWN INDEPENDENT INVESTIGATION AND DECISION AS TO SUITABILITY AND AS TO THE RISK AND POTENTIAL GAIN INVOLVED. ALSO, YOU ARE ENCOURAGED TO CONSULT WITH YOUR OWN ATTORNEY, ACCOUNTANT, FINANCIAL CONSULTANT OR OTHER BUSINESS OR TAX ADVISOR REGARDING THE RISKS AND MERITS OF THE PROPOSED INVESTMENT. AN INVESTMENT CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL APPLICABLE PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE APPLICABLE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

A check for the full purchase price of the shares subscribed for should be made payable to the order of "Griffin Capital Essential Asset REIT II, Inc."

GRIFFIN-BENEFIT STREET PARTNERS BDC

A check for the full purchase price of the shares subscribed for should be made payable to the order of "Griffin-Benefit Street Partners BDC Corp."

Shares may be purchased only by persons meeting the standards set forth under the section of the applicable Prospectus entitled "Suitability Standards." (Certain states have imposed special suitability standards as set forth in the applicable Prospectus.) The minimum required initial investment for each product is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the applicable Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the applicable Company.

(2) NON-CUSTODIAL OWNERSHIP

For Non-Custodial ownership accounts, please mail the complete and executed subscription agreement/signature page and your check made payable per the instructions below:

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

"GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC." TO THE ADDRESS LISTED ON THE BOTTOM OF PAGE 2.

GRIFFIN-BENEFIT STREET PARTNERS BDC

"GRIFFIN-BENEFIT STREET PARTNERS BDC CORP." TO THE ADDRESS LISTED ON THE BOTTOM OF PAGE 2.

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION (REQUIRED)

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable. If the investor is an entity, also enter the date of birth **(required)** and social security number **(required)** of the authorized signer where indicated.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and the number to the applicable Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original supply of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8 EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee, affiliate, or board member of Griffin Capital Corporation, Griffin Capital BDC Advisor, LLC, Benefit Street Partners L.L.C., Griffin Capital Essential Asset REIT II, Inc., Griffin-Benefit Street Partners BDC Corp., or their affiliates.

PAGE 1 OF 6

GCS-IU791(0116)

Appendix A

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

(5) **DISTRIBUTION OPTIONS** **(REQUIRED)**	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the applicable Company's Distribution Reinvestment Plan (the "DRP"). If you are reinvesting pursuant to the DRP, you may elect to reinvest all or a portion of your cash distribution, by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. If you participate in the Distribution Reinvestment Plan, we request that you notify the applicable Company and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the applicable Company to deposit distributions from my (our) common stock of the applicable Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the applicable Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the applicable Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the applicable Company reverses such erroneously deposited amount, I (we) agree that the applicable Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the applicable Company.
(6) **SIGNATURES** **(REQUIRED)**	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) if investing through an IRA, Keogh or qualified plan, if applicable.
(7) **BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)**	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the applicable Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the applicable Company are subject to restrictions on transfer. In addition, the applicable Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the applicable Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the applicable Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the applicable Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the applicable Company's Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the applicable Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

A. Wire transfers
B. Pre-printed personal checks
C. Cashier's checks over $10,000
D. Business checks when applied to company/corporate account
E. Trust checks for trust accounts
F. Custodial checks for IRA accounts
G. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: Griffin Capital Securities, LLC
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin Capital Securities, LLC
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 6

Appendix A

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(1) INVESTMENT

☐ Initial Investment

☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Existing Account # ____

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

TOTAL INVESTED IN CLASS T COMMON SHARES

$ ____

☐ Funds Enclosed ☐ Funds Wired ☐ Funds to Follow

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

TOTAL INVESTED

$ ____

☐ Funds Enclosed ☐ Funds Wired ☐ Funds to Follow

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual**
Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship**
All parties must sign & initial

☐ **Tenants in Common**
All parties must sign & initial

☐ **Community Property**
All parties must sign & initial

☐ **For Individual Ownership or JTWROS Only**
Transfer Upon Death (optional)

☐ **Pension or Profit Sharing Plan**
Trustee or custodian signature required

☐ **Trust**
Trustee or Grantor signature(s) required
____ DATE ESTABLISHED (required)
- ☐ Currently Revocable
- ☐ Irrevocable

☐ **Company or Corporation**
Authorized officer must sign or initial
- ☐ S-Corp
- ☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act**
Custodian must sign or initial

☐ **Partnership or LLC**
Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:**
____ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

____

____

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ **IRA** ____ (TYPE)

☐ **Qualified Pension or Profit Sharing Plan**

☐ **Non-Qualified Custodial Account**

☐ **Other:** ____ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

____

NAME OF TRUST (IF APPLICABLE)

____

MAILING ADDRESS

____

CITY ____ STATE ____ ZIP ____

BUSINESS PHONE

☐☐☐—☐☐☐—☐☐☐☐

SECTION (3)a

CUSTODIAN TAX ID #

☐☐—☐☐☐☐☐☐☐

CUSTODIAN ACCOUNT #

☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

____

PAGE 3 OF 6

Appendix A

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE Cont.

(4) INVESTOR INFORMATION (REQUIRED)

SECTION (4)a

NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other: ________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other: ________

SECTION (4)b

STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY | STATE | ZIP

HOME PHONE (REQUIRED) ___–___–___

BUSINESS PHONE ___–___–___

E-MAIL ADDRESS (Recommended)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the applicable Company can send to me electronically. ________ (SIGNATURE REQUIRED)

SECTION (4)c

ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY | STATE | ZIP

SECTION (4)d

INVESTOR DATE OF BIRTH (MM/DD/YYYY)

JOINT INVESTOR / AUTHORIZED SIGNER DATE OF BIRTH (MM/DD/YYYY)

ENTITY TAX ID # (if applicable)

REQUIRED → INVESTOR SSN#

JOINT INVESTOR / AUTHORIZED SIGNER SSN#

SECTION (4)e

Please indicate Citizenship Status (REQUIRED): If a box is not checked, U.S. Citizenship will be applied by default.

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

*If non-resident alien, Investor must submit the appropriate W-8 form (W-8BEN, W-8EXP or W-8IMY) in order to make an investment.

SECTION (4)f:

Please indicate if Employee, Affiliate or Board Member of:

- ☐ Griffin Capital Corporation
- ☐ Griffin Capital BDC Advisor, LLC
- ☐ Benefit Street Partners L.L.C.
- ☐ Griffin Capital Essential Asset REIT II, Inc.
- ☐ Griffin-Benefit Street Partners BDC Corp.

(5) DISTRIBUTION OPTIONS (REQUIRED)

If a box is not checked below, distributions will be paid in cash and sent to the address of record.

All distributions for custodial accounts will be sent to the custodian.

☐ **Mail to Street Address (4b)**

☐ **Mail to Alternate Address (4c)**

☐ **Distribution Reinvestment Plan (DRP)** (See Instruction 5)
Investor elects to participate in the applicable Company's Distribution Reinvestment Plan described in the applicable Company's Prospectus.
______**% DRP** ______**% cash** (must equal 100%)

☐ **Cash Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.

- ☐ **Checking** (must enclose voided check)
- ☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

MAILING ADDRESS

CITY | STATE | ZIP

BANK ABA# (FOR ACH ONLY)

ACCOUNT #

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

I authorize the respective companies, or their agents to deposit my distribution to the account indicated above. This authority will remain in force until I notify the respective companies in writing to cancel it. In the event that the respective companies deposit funds erroneously into my account, the respective companies are authorized to debit my account for the amount of the erroneous deposit. I also hereby acknowledge that funds and/or Shares in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the respective companies, their affiliates, their agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws.

PAGE 4 OF 6

Appendix A

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE Cont.

(6) SIGNATURES (REQUIRED)

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding: (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS ____ INITIALS ____

(A) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if applicable, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the applicable Company's Prospectus under "Suitability Standards."

INITIALS ____ INITIALS ____

(C) I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement / Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS ____ INITIALS ____

(B) I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS ____ INITIALS ____

(D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

FOR GRIFFIN CAPITAL ESSENTIAL ASSET REIT II ONLY

Additional State Suitability Standards for Residents of the Following States:

INITIALS ____ INITIALS ____

(E) **Alabama** - Shares will only be sold to residents of the State of Alabama representing that they have a liquid net worth of at least 10 times their investment in the Company and its affiliates.

Iowa – Shares will only be sold to residents of the State of Iowa representing that they have either (a) a net worth of $300,000 or (b) a minimum annual income of $70,000 and a net worth of $100,000. In addition, an Iowa investor must limit his or her investment in us to 10% of such investor's liquid net worth.

Kansas - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the Company and other non-traded real estate investment trusts.

Kentucky - Investments by residents of the State of Kentucky must not exceed 10% of such investor's liquid net worth in our shares or the shares of our affiliates' non-publicly traded real estate investment trusts.

Maine - The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth.

Massachusetts - Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in the Company and other illiquid direct participation programs.

Nebraska - In addition to the Company's suitability requirements, Nebraska investors must limit their investment in the Company's offering and in the securities of other direct participation programs to 10% of such investor's net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

New Jersey - New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico - A New Mexico resident may not invest more than 10% of his or her liquid net worth in the Company and other direct participation investments.

North Dakota - North Dakota residents must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least 10 times their investment in the Company.

Ohio - It shall be unsuitable for an Ohio investor's aggregate investment in shares of the Company, its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth.

Oregon - Shares will only be sold to residents of the State of Oregon representing that they have a net worth of at least 10 times their investment in the Company and that they meet one of the Company's suitability standards.

Pennsylvania - Shares will only be sold to residents of the State of Pennsylvania representing that they have a net worth of at least 10 times their investment in the Company's securities and that they meet one of the Company's suitability standards.

Tennessee - Investments by residents of the State of Tennessee must not exceed 10% of such investor's liquid net worth.

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

FOR GRIFFIN-BENEFIT STREET PARTNERS BDC ONLY

Additional State Suitability Standards for Residents of the Following States:

INITIALS ____ INITIALS ____

(E) **Alabama** - In addition to the general suitability standards, this investment will only be sold to Alabama residents representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

Idaho - In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of our common stock.

Iowa - Either (a) a minimum net worth of $300,000 or (b) a minimum annual income of $70,000 and a net worth of $100,000. In addition, an investor's investment in this program and affiliated non-traded business development companies cannot exceed 10% of the Iowa resident's liquid net worth.

Kansas - It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar investments.

Kentucky - Investors who reside in the state of Kentucky must have either (a) a minimum annual gross income of $70,000 and a minimum net worth of at least $70,000 or (b) a minimum net worth of at least $250,000. In addition, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth in us or our affiliates' non-publicly traded business development companies.

Maine - The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar non-traded business development companies not exceed 10% of the investor's liquid net worth.

Massachusetts - Shares will only be sold to residents of Massachusetts representing that they have a liquid net worth of at least 10 times their investment in us and other illiquid direct participation programs.

Nebraska - Nebraska investors must have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) Nebraska investors must limit their investment in this offering and in the securities of other direct-participation programs (including real estate investment trusts (REITs), oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) to 10% of such investor's net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitation number (ii).

New Jersey - New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico - In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor more than ten percent (10%) of that investor's liquid net worth in shares of us, our affiliates, and in other non-traded business development companies.

PAGE 5 OF 6

Appendix A

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE Cont.

(6) SIGNATURES Cont.

GRIFFIN BENEFIT STREET PARTNERS BUSINESS DEVELOPMENT COMPANY

FOR GRIFFIN-BENEFIT STREET PARTNERS BDC ONLY

Additional State Suitability Standards for Residents of the Following States:

Initial on previous page

North Dakota, Oklahoma, and Oregon - Investors from the States of North Dakota, Oklahoma, and Oregon must represent that, in addition to meeting the suitability standards above, such investors have a net worth of at least ten times their investment in our common stock.

Ohio — It shall be unsuitable for an Ohio investor's aggregate investment in shares of us, our affiliates, and in other non-traded Business Development Companies to exceed ten percent (10%) of his or her liquid net worth.

Tennessee - Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobile. In addition, Tennessee residents' investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

Vermont - Accredited investors in Vermont (within the meaning of Federal securities laws) may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor's liquid net worth.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles. "Liquid net worth" is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

By signing below, you also acknowledge that:

- An investment in our shares is not suitable for you if you need access to the money you invest.
- You should consider that you may not have access to the money you invest for an indefinite period of time.
- You should not expect to be able to sell your shares regardless of how we perform.
- If you are able to sell your shares, you will likely receive less than your purchase price.
- We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
- We intend to implement a share repurchase program, which may take up to two years from the date of the prospectus to begin. We intend to limit repur chases to 10% of the weighted average number of shares outstanding in the prior calendar quarter. Any such repurchases will be at a 10% discount to the offering price in effect on the date of repurchase.
- Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
- Our distributions to stockholders may be funded in significant part from the reimbursement of certain expenses, including through the waiver of certain investment advisory fees, that will be subject to repayment to Griffin Capital. Significant portions of these distributions may not be based on our investment performance and such waivers and reimbursements by Griffin Capital may not continue in the future. The repayment of any amounts owed to Griffin Capital will reduce the future distributions to which you would otherwise be entitled.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THE APPLICABLE COMPANY'S PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X

SIGNATURE OF INVESTOR **(REQUIRED)**

DATE (**REQUIRED**)

X

SIGNATURE OF JOINT INVESTOR (if applicable)

X

AUTHORIZED SIGNATURE (Custodian or Trustee)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(THE COMPANIES AND THEIR AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the applicable Company's Prospectus entitled "Suitablitity Standards" and that he/she has informed the subscriber of all aspects of all liquidity and marketability of this investment.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME (REQUIRED)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP

BUSINESS PHONE# (REQUIRED) FAX #

☐ **CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.** (Broker-Dealer Signature Approval Required)

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (REQUIRED) REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID#

CITY STATE ZIP

BUSINESS PHONE# (REQUIRED) E-MAIL ADDRESS

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE **(REQUIRED)**

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE **(REQUIRED)**

X

SIGNATURE OF BROKER-DEALER OR RIA (IF REQUIRED BY BROKER-DEALER)

DATE **(REQUIRED)**

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. **If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.**

MAIL TO:

Regular Mail:
Griffin Capital Securities
c/o DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail:
Griffin Capital Securities
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 6 OF 6

Appendix A